UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       December 26, 2019

LMP Automotive Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-232172	82-3829328
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 N. State Road 7, Plantation, Florida	33317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 26, 2019, Keith M. Locker was appointed to the Board of Directors (the “Board”) of LMP Automotive Holdings, Inc. (the “Company”), effective immediately.

 Mr. Locker currently serves as the Chief Executive Officer and President of Inlet Capital Management LLC and serves as the President of Global Capital Resources, LLC and GCR Advisors Inc. Mr. Locker's responsibilities include overseeing all real estate capital markets activities. Mr. Locker’s prior investment banking experience includes Bear, Stearns & Co. Inc., as a Senior Managing Director, and Deutsche Bank Securities, Inc., as a Managing Director. His previous public board of directors experience include Non-Executive Chairman at Sunstone Hotel Investors, Inc. from 2011 to 2015 and as its Independent Director from 2006 until 2017, as well as an Independent Director of New York REIT, Inc., The Mills Corporation and Glenborough Realty Trust Inc.. He also served as a Director of IVP Securities, LLC. Mr. Locker is a Trustee of National Jewish Health and Governing Trustee of Urban Land Institute and active in numerous philanthropic and community organizations. He earned an M.B.A. in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.S./B.A. in Finance from Boston University School of Management.

Mr. Locker will serve as a member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees. There are no family relationships between Mr. Locker and any director or other executive officer of the Company nor are there any transactions between Mr. Campbell or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Locker and any other persons or entities pursuant to which Mr. Campbell was appointed as a director of the Company. Accordingly, the Board has determined that Mr. Locker meets the independence standards adopted by the Board in compliance with the Nasdaq Capital Market’s corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Locker will receive a $24,000 director fee on the first anniversary of his appointment to the Board and on each anniversary thereafter for so long as he continues to serve on the Board. Mr. Locker was also granted an option to purchase 12,000 shares of the Company’s Common Stock, which vests pro rata on an annual basis over a two (2) year period for so long as Mr. Locker continues to serve on the Board. The Company has also agreed to indemnify Mr. Locker as a member of the Board to the fullest extent permitted by law.

The Company issued a press release on December 30, 2019 announcing the appointment of Mr. Locker to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 30, 2019, announcing new board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

January 2, 2020	By:	/s/ Sam Tawfik
		Name:	Sam Tawfik
		Title:	President and Chief Executive Officer

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